Dreyfus Premier Investment Funds, Inc.
Dreyfus Large Cap Growth Fund

On May 20, 2009 Dreyfus Large Cap Growth Fund, a series of Dreyfus Premier Investment Funds, Inc. (the "Fund"), purchased 1,268 shares of common stock issued by Invesco Ltd. (CUSIP No.: G491BT108) (the "Common Stock") at a purchase price of $14.00 per share. The Common Stock was purchased from Merill Lynch, Pierce, Fenner & Smith Incorporated, a member of the underwriting syndicate of which BNY Capital Markets, an affiliate of the Fund's investment adviser, was also a member. BNY Capital Markets received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incoporated
BNY Mellon Capital Markets, LLC
HSBC Securities
SunTrust Robinson Humphrey, Inc.
TD Securities (USA) LLC

Accompanying this statement are materials presented to the Board of Directors for the Fund, which ratified the purchase in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on October 1, 2009. These materials include additional information about the terms of the transaction.

EXHIBIT B

PRE-PURCHASE APPROVAL FORM

PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: __Dreyfus Large Cap Growth Fund_______________
2. Anticipated Purchase Date: _5-20-09_____________
3. Total Net Assets of Account/Fund: __$78 million______________
4. Type and Description of Security to be Purchased _Invesco Common Stock____
5. Credit Rating of Security (Rating/Rating Agency: ___N/A________________
6. Name of Underwriting Syndicate Dealer Effecting Transaction: ___Merrill Lynch_______________________
7. Name of Affiliated Underwriter in Underwriting Syndicate: _BNY Mellon Capital Markets____________________
8. Issue Size: $__400.4 million_______________
9. CUSIP: _G491BT108_________________
10. Amount Purchased by Account/Fund: ____1,268 shares/ $17,752.00____________
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: __________.004%
12. Amount Purchased as a Percentage of Account/Fund Assets: __________.023%
13. Purchase Price of Securities (if at par, so state): $__14.00______________
14. Commission/Spread Received by Principal Underwriters: $0.336_____
15. Yield (as applicable): __________%
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase : __________%

The Affiliated Purchase Should be Reported to the BOD of which Entities: The Bank of New York Mellon (Asset Management)_______; BNY Mellon, NA (Wealth Management)____X___; Other_______

Mutual Fund Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): _Yes____
2. Was Security Purchased on Offer Date? (Must be Yes): __Yes___
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): _Yes____
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): _Yes____
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): _No____
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): _Yes_

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) ☒

- This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?
- **This purchase will not be designated as a "group sale" (i.e., affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of BNY Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any BNY Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share **of equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Per Rule 10f-3, mutual fund purchases of fixed income and equity securities are limited to 25% of the offering.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit E is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) Wealth Management

AND

LOB Portfolio Manager Name (Print) Irene D. O'Neill Signature [signature] Date 5-26-09

AND

LOB CIO/Designate Name (Print) LEO GROHOWSKI Signature [signature] Date 5/27/09

AND

Chief Compliance Officer Name (Print) [signature] Signature [signature] Date 6/1/09

To: Kathleen Newman, Phone 412-234-0375 – Corporate Risk Management (151-2225)
Fund Chief Compliance Officer (For Affiliated Mutual Fund Purchases Only)

<HELP> for explanation. EquityCACS

DELAY 16:15 Vol 12,038,752 Op 15.97 Z Hi 17.40 N Lo 15.96 P ValTrd 200.306m

Related Functions	Involved Parties	Return Info	Equity Offering Detail

Company INVESCO LTD Ticker IVZ US Type ADDL

Country UNITED STATES Georgia Industry Diversified Financial Services

Cusip Exchange NEW YORK STOCK EXCHANGE

Filing Terms

Date	5/18/09
Amount	USD 400.00 Mln
Shares	
Range	-

Pricing Terms

Date	5/19/09
Amount	USD 400.40 Mln
Shares	28.60 Mln
Offer Price	USD 14
Trade Date	5/19/09

Green Shoe

Facility	4.29 Mln
Exercised	4.29 Mln
Exer'd Date	5/20/09

Post Green Shoe

Shares	32.89 Mln
Amount	460.46 Mln

Number of Shares

Secondary	
International	
Outstanding	411.28 Mln

Fees

Gross Spread	USD 0.560
Selling Concession	USD 0.330
Reallowance	
Underwriter Fee	
Management Fee	
Settle Date	5/26/09

Lead Managers

Citigroup Global
Merrill Lynch
Morgan Stanley

7 Other Parties

Lock-Up/Quiet Info

Lock-Up Date	8/17/09
Lock-Up Shares	
Quiet Period Ends	5/29/09

Notes ORIGINAL SHELF REGISTRATION FILED 5/18/09.

Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2009 Bloomberg Finance L.P.
SN 141887 G719-445-3 01-Jun-2009 17:09:13

<HELP> for explanation.
Menu to return to Equity Offering.

EquityCACS

LEAD MANAGERS

ADDL INVESCO LTD
5/19/09

Page 1

Joint Lead Managers-Books	Citigroup Global Markets Inc Merrill Lynch & Co Morgan Stanley
Co-Manager(s)	BNY Mellon Capital Markets LLC HSBC Securities SunTrust Robinson Humphrey TD Securities USA LLC
Auditor	Ernst & Young LLP
Legal Adviser to the Issuer	Alston & Bird LLP
Legal Adviser to the Manager	Cleary Gottlieb Steen & Hamilton

Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2009 Bloomberg Finance L.P.
SN 141867 G719-445-3 01-Jun-2009 17:07:47

To: File

From: Kelley Torrey

Date: May 20, 2009

RE: Invesco Secondary/Affiliated Underwriting

Mary Ann Fusco called to seek advice on a purchase of Invesco securities because she was notified that BNY Capital Markets was participating in the deal. The deal had not been published on the disclosure document sent out by BNY Capital Markets so I called to confirm that they were involved, which they did. They also stated the disclosure had not been sent because they were waiting on final details.

Steve Listor contacted the broker to determine the amount that was being allocated to the affiliate and to determine whether there was a way that the affiliate would not benefit from the trade. It was agreed with the affiliate's commission would be allocated amongst the other members pro rata and the affiliate would not benefit.

We expressed concern to BNY Capital Markets that timely notification is necessary and they were to hold an internal meeting the week of the 25th to discuss the process. Compliance to follow-up.

Torrey Kelley

Fw: ML - 28.3333% ; Citi - 28.3333% ; MS - 28.3333 % ; BNY - 3.75% ; HSBC - 3.75% ; SUN - 3.75%; TD - 3.75%---POT SPLIT ON IVZ.....

Steven Listor to: Kelley A Torrey 05/20/2009 10:26 AM

FYI.

I'll call you to discuss.

----- Forwarded by Steven Listor/NY/DOMESTIC/BNY on 05/20/2009 10:20 AM -----

From:	"Rocco, Sylvia \(GMI - US Cash Sales Trading\)" <sylvia_rocco@ml.com>
To:	<STEVEN.LISTOR@BNYMELLON.COM>
Date:	05/20/2009 10:17 AM
Subject:	FW: ML - 28.3333% ; Citi - 28.3333% ; MS - 28.3333 % ; BNY - 3.75% ; HSBC - 3.75% ; SUN - 3.75%; TD - 3.75%---POT SPLIT ON IVZ.....

Sylvia E. Rocco
Merrill Lynch & Co.
U.S. Cash Equity Sales Trading
212-449-4210/800-937-0539
Sylvia_Rocco@ml.com
im: therockatmer

The information herein has been obtained from sources which we believe to be reliable, but we do not guarantee its accuracy or completeness. The information is for discussion purposes and neither the information nor any opinion expressed constitutes a solicitation by us of the purchase or sale of any securities or other financial instruments. The material is intended for the sole use of the person or firm to whom it is provided by us.

This message w/attachments (message) may be privileged, confidential or proprietary, and if you are not an intended recipient, please notify the sender, do not use or share it and delete it. Unless specifically indicated, this message is not an offer to sell or a solicitation of any investment products or other financial product or service, an official confirmation of any transaction, or an official statement of Merrill Lynch. Subject to applicable law, Merrill Lynch may monitor, review and retain e-communications (EC) traveling through its networks/systems. The laws of the country of each sender/recipient may impact the handling of EC, and EC may be archived, supervised and produced in countries other than the country in which you are located. This message cannot be guaranteed to be secure or error-free. References to "Merrill Lynch" are references to any company in the Merrill Lynch & Co., Inc. group of companies, which are wholly-owned by Bank of America Corporation. Securities and Insurance Products: * Are Not FDIC Insured * Are Not Bank Guaranteed * May Lose Value * Are Not a Bank Deposit * Are Not a Condition to Any Banking Service or Activity * Are Not Insured by Any Federal Government Agency. Attachments that are part of this E-communication may have additional important disclosures and disclaimers, which you should read. This message is subject to terms available at the following link: http://www.ml.com/e-communications_terms/. By messaging with Merrill Lynch you consent to the

CONFIDENTIAL

Torrey Kelley

Invesco Secondary
Steven Listor to: Kelley A Torrey 05/20/2009 11:08 AM
Cc: Dean V Dinapoli, Mary Ann Fusco

Hi Kelley -

FYI - A quick recap. We had indicated an interest with the lead manager (Merrill Lynch) yesterday afternoon for 56,000 shares for the secondary offering. We received an allocation of 10,000 shares this morning. Merrill is going to bill and deliver. Unknown to us until this morning - within the syndicate group, BNY Capital Markets had a fixed allocation of 3.75%. As we discussed as a work-around to avoid a potential conflict of interest, I have asked Merrill Lynch to reallocate BNY's fixed allocation. The pro-rated shares will be reallocated to the other 6 members of the syndicate group.

Note: The selling concession is 0.336
10,000 shares x 3.75% (BNY's allocation) = 375 shares
375 shares x 0.336 (selling concession) = $126.00

If you have any questions, please give me a call. Thanks.

----- Forwarded by Steven Listor/NY/DOMESTIC/BNY on 05/20/2009 10:47 AM -----

From:	Steven Listor/NY/DOMESTIC/BNY
To:	"Rocco, Sylvia \(GMI - US Cash Sales Trading\)" <sylvia_rocco@ml.com>@BNY
Date:	05/20/2009 10:47 AM
Subject:	Re: FW: ML - 28.3333% ; Citi - 28.3333% ; MS - 28.3333 % ; BNY - 3.75% ; HSBC - 3.75% ; SUN - 3.75%; TD - 3.75%---POT SPLIT ON IVZ.....

Hi Sylvia -

I spoke with my compliance officer, and she approved the work-around. As we discussed - please re-allocate the 3.75% (that was a fixed designation), away from BNY - and pro rate the appropriate amount to the other members of the syndicate group.

Thanks for your help.

"Rocco, Sylvia \(GMI - US Cash Sales Trading\)" > Sylvia E. Rocco... 05/20/2009 10:17:43 AM

From:	"Rocco, Sylvia \(GMI - US Cash Sales Trading\)" <sylvia_rocco@ml.com>
To:	<STEVEN.LISTOR@BNYMELLON.COM>
Date:	05/20/2009 10:17 AM
Subject:	FW: ML - 28.3333% ; Citi - 28.3333% ; MS - 28.3333 % ; BNY - 3.75% ; HSBC - 3.75% ; SUN - 3.75%; TD - 3.75%---POT SPLIT ON IVZ.....

Sylvia E. Rocco
Merrill Lynch & Co.

CONFIDENTIAL

Torrey Kelley

U.S. Cash Equity Sales Trading
212-449-4210/800-937-0539
Sylvia_Rocco@ml.com
im: therockatmer

The information herein has been obtained from sources which we believe to be reliable, but we do not guarantee its accuracy or completeness. The information is for discussion purposes and neither the information nor any opinion expressed constitutes a solicitation by us of the purchase or sale of any securities or other financial instruments. The material is intended for the sole use of the person or firm to whom it is provided by us.

This message w/attachments (message) may be privileged, confidential or proprietary, and if you are not an intended recipient, please notify the sender, do not use or share it and delete it. Unless specifically indicated, this message is not an offer to sell or a solicitation of any investment products or other financial product or service, an official confirmation of any transaction, or an official statement of Merrill Lynch. Subject to applicable law, Merrill Lynch may monitor, review and retain e-communications (EC) traveling through its networks/systems. The laws of the country of each sender/recipient may impact the handling of EC, and EC may be archived, supervised and produced in countries other than the country in which you are located. This message cannot be guaranteed to be secure or error-free. References to "Merrill Lynch" are references to any company in the Merrill Lynch & Co., Inc. group of companies, which are wholly-owned by Bank of America Corporation. Securities and Insurance Products: * Are Not FDIC Insured * Are Not Bank Guaranteed * May Lose Value * Are Not a Bank Deposit * Are Not a Condition to Any Banking Service or Activity * Are Not Insured by Any Federal Government Agency. Attachments that are part of this E-communication may have additional important disclosures and disclaimers, which you should read. This message is subject to terms available at the following link: http://www.ml.com/e-communications_terms/. By messaging with Merrill Lynch you consent to the foregoing.

CONFIDENTIAL